FOR IMMEDIATE RELEASE

July 27, 2012

Contact:  Susan M. Jordan

     732-577-9997

UMH PROPERTIES, INC. ANNOUNCES NEW ACQUISITION

FREEHOLD, NJ, July 27, 2012….UMH Properties, Inc. (NYSE:UMH) announced that on July 26, 2012, it has closed on the acquisition of Meadowood, a 123-site manufactured home community situated on approximately 20 acres, located in New Middletown, Mahoning County, Ohio, for a purchase price of $3,400,000.  With this purchase, UMH now owns forty-two manufactured home communities consisting of over 9,100 developed homesites.

Samuel A. Landy, President, stated, “We are pleased to announce the acquisition of this community.  The operation of Meadowood will fit in nicely with our existing Ohio communities.  This well-located, age 55 and older community is a welcome addition to our growing portfolio.”

UMH Properties, Inc., a publicly owned REIT, owns and operates forty-two manufactured home communities with over 9,100 developed homesites located in New Jersey, New York, Ohio, Pennsylvania, Tennessee and Indiana.  In addition, the Company owns a portfolio of REIT securities.

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